Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 33-60730 on Form S-8 filed March 31, 1993,

(2)	Registration Statement Number 333-27459 on Form S-8 filed May 20, 1997,

(3)	Registration Statement Number 333-67033 on Form S-8 filed November 10, 1998,

(4)	Registration Statement Number 333-87996 on Form S-8 filed May 10, 2002,

(5)	Registration Statement Number 333-105081 on Form S-8 filed May 8, 2003,

(6)	Registration Statement Number 333-129636 on Form S-3 filed November 10, 2005,

(7)	Registration Statement Number 333-129632 on Form S-8 filed November 10, 2005,

(8)	Registration Statement Number 333-160598 on Form S-8 filed July 16, 2009,

(9)	Registration Statement Number 333-167043 on Form S-8 filed May 24, 2010, and

(10)	Registration Statement Number 333-189184 on Form S-8 filed June 7, 2013,

of Jarden Corporation of our report dated February 27, 2013, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the stock split described in Note 1 and the change in guarantor subsidiaries described in Note 19, as to which the date is August 16, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K of Jarden Corporation dated August 16, 2013.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 16, 2013